Exhibit 99.1
McKESSON REPORTS FISCAL 2012 FIRST-QUARTER RESULTS
•	Revenues of $30.0 billion for the first quarter, up 9%.

•	First-quarter GAAP earnings per diluted share of $1.13, up 3%.

•	First-quarter Adjusted Earnings per diluted share of $1.27, up 9%.

•	Fiscal 2012 Outlook: Adjusted Earnings of $6.09 to $6.29 per diluted share.
SAN FRANCISCO, July 28, 2011 — McKesson Corporation (NYSE: MCK) today reported that revenues for the first quarter ended June 30, 2011 were up 9% to $30.0 billion compared to $27.5 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), first-quarter earnings per diluted share was $1.13 compared to $1.10 a year ago.
     McKesson separately reports financial results on the basis of Adjusted Earnings in addition to GAAP. Adjusted Earnings is a non-GAAP financial measure defined as GAAP earnings from continuing operations, excluding acquisition-related expenses, amortization of acquisition-related intangible assets, and certain litigation reserve adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release. First-quarter Adjusted Earnings per diluted share was $1.27 compared to $1.16 a year ago.
     For the first quarter, McKesson generated cash from operations of $326 million and ended the quarter with cash and cash equivalents of $3.1 billion. During the quarter, McKesson entered into an accelerated share buyback agreement to repurchase $650 million of common stock, leaving $850 million on its current share repurchase authorization. The company also paid $47 million in dividends and made a $105 million acquisition during the first quarter.
     The company’s tax rate for the first quarter, and its revised estimated tax rate for the full year, was 32%, down from the 33% provided as initial guidance.

     “I am pleased with McKesson’s strong first quarter financial results, which provide a solid foundation for the remainder of our fiscal year,” said John H. Hammergren, chairman and chief executive officer. “In addition, our continued strong cash flow allowed us to execute an accelerated share repurchase program. Due to the change in our estimated full-year tax rate, we are raising our previous outlook for the fiscal year and now expect Adjusted Earnings between $6.09 and $6.29 per diluted share for the fiscal year ending March 31, 2012.”
     Distribution Solutions revenues were up 9% in the first quarter, driven mainly by strong growth in U.S. pharmaceutical direct distribution and services revenues, reflecting market growth and our mix of business, as well as the acquisition of US Oncology.
     Canadian revenues, on a constant currency basis, were flat for the quarter due to the impact of government imposed price restrictions on generic drugs. Including a favorable currency impact of 7%, Canadian revenues increased 7% for the quarter. Medical-Surgical distribution revenues were up 7% for the quarter.
     In the first quarter, Distribution Solutions gross profit improved due to the positive impact of our acquisition of US Oncology. In last year’s first quarter, gross profit was positively impacted by receipt of the proceeds from a $51 million anti-trust settlement.
     Distribution Solutions GAAP operating profit was $475 million for the quarter and the GAAP operating margin was 1.63%. Adjusted operating profit was $514 million for the quarter and the adjusted operating margin was 1.76%.
     In Technology Solutions, revenues were up 6% for the quarter. GAAP operating profit in the first quarter was $100 million and the GAAP operating margin was 12.47%. Adjusted operating profit in the first quarter was $119 million and the adjusted operating margin was 14.84%. Technology Solutions performance was aided by stronger than expected progress on achieving certain customer implementation milestones, as well as the timing of payments from customers.

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Fiscal Year 2012 Outlook
     McKesson expects Adjusted Earnings between $6.09 and $6.29 per diluted share for the fiscal year ending March 31, 2012, which excludes the following GAAP items:
•	Amortization of acquisition-related intangible assets of approximately 47 cents per diluted share in Fiscal 2012.

•	Acquisition-related expenses of approximately seven cents per diluted share in Fiscal 2012.

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Risk Factors
     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; implementation delay, malfunction or failure of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software

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products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
     A web cast of the company’s regular conference call to review financial results with the financial community is available through McKesson’s website, www.mckesson.com/earningscall, live at 5 PM ET today and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

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About McKesson
     McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.
###
Contact:
Ana Schrank, 415-983-7153 (Investors and Financial Media)
Ana.Schrank@McKesson.com
Kris Fortner, 415-983-8352 (General and Business Media)
Kris.Fortner@McKesson.com

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Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP
(unaudited)
(in millions, except per share amounts)

	Quarter Ended June 30,
	2011	2010	Change

Revenues	$29,980	$27,450	9%

Cost of sales (1)	28,471	26,058	9

Gross profit	1,509	1,392	8

Operating expenses	1,037	918	13

Operating income	472	474	—

Other income, net	8	9	(11)
Interest expense	(64)	(43)	49

Income before income taxes	416	440	(5)

Income tax expense	(130)	(142)	(8)

Net income	$286	$298	(4)

Earnings per common share (2)
Diluted	$1.13	$1.10	3%

Basic	$1.15	$1.12	3

Shares on which earnings per common share were based
Diluted	254	272	(7)%
Basic	249	266	(6)

(1)	Cost of sales for fiscal year 2011 includes a credit of $51 million in our Distribution Solutions segment representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(2)	Certain computations may reflect rounding adjustments.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

						Change
	Quarter Ended June 30, 2011					Vs. Prior Quarter
		Amortization
		of Acquisition-	Acquisition-	Litigation	Adjusted	As	Adjusted
	As Reported	Related	Related	Reserve	Earnings	Reported	Earnings
	(GAAP)	Intangibles	Expenses	Adjustments	(Non-GAAP)	(GAAP)	(Non-GAAP)

Revenues	$29,980	$—	$—	$—	$29,980	9%	9%

Gross profit	$1,509	$5	$—	$—	$1,514	8	8
Operating expenses	(1,037)	43	10	—	(984)	13	10
Other income, net	8	—	—	—	8	(11)	(11)
Interest expense	(64)	—	—	—	(64)	49	49

Income before income taxes	416	48	10	—	474	(5)	1
Income tax expense	(130)	(18)	(3)	—	(151)	(8)	(1)

Net income	$286	$30	$7	$—	$323	(4)	3

Diluted earnings per common share (1)	$1.13	$0.12	$0.02	$—	$1.27	3%	9%

Diluted weighted average shares	254	254	254		254	(7)%	(7)%

	Quarter Ended June 30, 2010
		Amortization
		of Acquisition-	Acquisition-	Litigation	Adjusted
	As Reported	Related	Related	Reserve	Earnings
	(GAAP)	Intangibles	Expenses	Adjustments	(Non-GAAP)

Revenues	$27,450	$—	$—	$—	$27,450

Gross profit	$1,392	$4	$—	$—	$1,396
Operating expenses	(918)	24	—	—	(894)
Other income, net	9	—	—	—	9
Interest expense	(43)	—	—	—	(43)

Income before income taxes	440	28	—	—	468
Income tax expense	(142)	(11)	—	—	(153)

Net income	$298	$17	$—	$—	$315

Diluted earnings per common share (1)	$1.10	$0.06	$—	$—	$1.16

Diluted weighted average shares	272	272			272

(1)	Certain computations may reflect rounding adjustments.
Adjusted Earnings (Non-GAAP) Financial Information
Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:
Amortization of acquisition-related intangibles — Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.
Acquisition-related expenses — Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, or bridge loan fees.
Litigation reserve adjustments — Adjustments to the Company’s reserves for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2011 and 2009, respectively.
Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principles used by the Company when presenting its GAAP financial results.
Adjusted Earnings is a non-GAAP measure. McKesson believes the presentation of Adjusted Earnings will provide useful information to investors in understanding its core operating performance, as well as assisting with the comparison of past financial performance to future financial results. McKesson also believes that the presentation of Adjusted Earnings will assist investors’ ability to compare McKesson’s financial results to those of other companies. Finally, McKesson uses Adjusted Earnings internally as one measure for assessing the performance of the organization and its operating segments. However, any such non-GAAP financial results and measures disclosed by McKesson should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP. Each and every GAAP to non-GAAP reconciliation of McKesson’s financial results should be carefully evaluated.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)
(unaudited)
(in millions)

	Quarter Ended June 30, 2011			Quarter Ended June 30, 2010			Change
			Adjusted			Adjusted			Adjusted
	As		Earnings	As		Earnings	As		Earnings
	Reported		(Non-	Reported		(Non-	Reported		(Non-
	(GAAP)	Adjust.	GAAP)	(GAAP)	Adjust.	GAAP)	(GAAP)		GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$20,827	$—	$20,827	$18,702	$—	$18,702	11%		11%
Sales to customers’ warehouses	4,891	—	4,891	4,743	—	4,743	3		3

Total U.S. pharmaceutical distribution & services	25,718	—	25,718	23,445	—	23,445	10		10
Canada pharmaceutical distribution & services	2,729	—	2,729	2,560	—	2,560	7		7
Medical-Surgical distribution & services	731	—	731	686	—	686	7		7

Total Distribution Solutions	29,178	—	29,178	26,691	—	26,691	9		9

Technology Solutions
Services	630	—	630	595	—	595	6		6
Software & software systems	144	—	144	135	—	135	7		7
Hardware	28	—	28	29	—	29	(3)		(3)

Total Technology Solutions	802	—	802	759	—	759	6		6

Revenues	$29,980	$—	$29,980	$27,450	$—	$27,450	9		9

GROSS PROFIT
Distribution Solutions	$1,131	$—	$1,131	$1,067	$—	$1,067	6		6
Technology Solutions	378	5	383	325	4	329	16		16

Gross profit	$1,509	$5	$1,514	$1,392	$4	$1,396	8		8

OPERATING EXPENSES
Distribution Solutions	$(661)	$39	$(622)	$(568)	$12	$(556)	16		12
Technology Solutions	(279)	14	(265)	(262)	12	(250)	6		6
Corporate	(97)	—	(97)	(88)	—	(88)	10		10

Operating expenses	$(1,037)	$53	$(984)	$(918)	$24	$(894)	13		10

OTHER INCOME, NET
Distribution Solutions	$5	$—	$5	$6	$—	$6	(17)		(17)
Technology Solutions	1	—	1	1	—	1	—		—
Corporate	2	—	2	2	—	2	—		—

Other income, net	$8	$—	$8	$9	$—	$9	(11)		(11)

OPERATING PROFIT
Distribution Solutions	$475	$39	$514	$505	$12	$517	(6)		(1)
Technology Solutions	100	19	119	64	16	80	56		49

Operating profit	575	58	633	569	28	597	1		6
Corporate	(95)	—	(95)	(86)	—	(86)	10		10

Income before interest expense and income taxes	$480	$58	$538	$483	$28	$511	(1)		5

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.63%		1.76%	1.89%		1.94%	(26)	bp	(18)	bp
Technology Solutions	12.47		14.84	8.43		10.54	404		430

Schedule 4
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) —
BY ADJUSTMENT TYPE
(unaudited)
(in millions)

	Quarter Ended June 30, 2011				Quarter Ended June 30, 2010
			Corporate				Corporate
	Distribution	Technology	& Interest		Distribution	Technology	& Interest
	Solutions	Solutions	Expense	Total	Solutions	Solutions	Expense	Total

As Reported (GAAP):
Revenues	$29,178	$802	$—	$29,980	$26,691	$759	$—	$27,450

Gross profit	$1,131	$378	$—	$1,509	$1,067	$325	$—	$1,392
Operating expenses	(661)	(279)	(97)	(1,037)	(568)	(262)	(88)	(918)
Other income, net	5	1	2	8	6	1	2	9

Operating profit before tax	475	100	(95)	480	505	64	(86)	483
Interest expense	(1)	(1)	(62)	(64)	—	—	(43)	(43)

Income before income taxes	$474	$99	$(157)	$416	$505	$64	$(129)	$440

Pre-Tax Adjustments:
Gross profit	$—	$5	$—	$5	$—	$4	$—	$4
Operating expenses	31	12	—	43	12	12	—	24

Amortization of acquisition- related intangibles	31	17	—	48	12	16	—	28

Operating expenses - Acquisition-related expenses	8	2	—	10	—	—	—	—

Litigation reserve adjustments	—	—	—	—	—	—	—	—

Total pre-tax adjustments	$39	$19	$—	$58	$12	$16	$—	$28

Adjusted Earnings (Non-GAAP):
Revenues	$29,178	$802	$—	$29,980	$26,691	$759	$—	$27,450

Gross profit	$1,131	$383	$—	$1,514	$1,067	$329	$—	$1,396
Operating expenses	(622)	(265)	(97)	(984)	(556)	(250)	(88)	(894)
Other income, net	5	1	2	8	6	1	2	9

Operating profit before tax	514	119	(95)	538	517	80	(86)	511
Interest expense	(1)	(1)	(62)	(64)	—	—	(43)	(43)

Income before income taxes	$513	$118	$(157)	$474	$517	$80	$(129)	$468

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	March 31,
	2011	2011
ASSETS
Current Assets
Cash and cash equivalents	$3,116	$3,612
Receivables, net	9,372	9,187
Inventories, net	9,530	9,225
Prepaid expenses and other	356	333

Total	22,374	22,357

Property, Plant and Equipment, Net	988	991
Capitalized Software Held for Sale, Net	153	152
Goodwill	4,439	4,364
Intangible Assets, Net	1,414	1,456
Other Assets	1,649	1,566

Total Assets	$31,017	$30,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$14,547	$14,090
Deferred revenue	1,290	1,321
Deferred tax liabilities	1,071	1,037
Current portion of long-term debt	414	417
Other accrued liabilities	1,820	1,861

Total	19,142	18,726

Long-Term Debt	3,575	3,587
Other Noncurrent Liabilities	1,383	1,353
Stockholders’ Equity	6,917	7,220

Total Liabilities and Stockholders’ Equity	$31,017	$30,886

Schedule 6
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Quarter Ended June 30,
	2011	2010
OPERATING ACTIVITIES
Net income	$286	$298
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	135	120
Share-based compensation expense	39	33
Other non-cash items	39	12
Changes in operating assets and liabilities, net of business acquisition:
Receivables	(195)	172
Inventories	(303)	(28)
Drafts and accounts payable	445	80
Deferred revenue	(50)	(69)
Other	(70)	(90)

Net cash provided by operating activities	326	528

INVESTING ACTIVITIES
Property acquisitions	(58)	(52)
Capitalized software expenditures	(51)	(35)
Acquisitions of business, less cash and cash equivalents acquired	(105)	—
Other	60	8

Net cash used in investing activities	(154)	(79)

FINANCING ACTIVITIES
Repayments of debt	(16)	—
Common stock repurchases, including shares surrendered for tax withholding	(672)	(1,016)
Common stock transactions — other	72	144
Dividends paid	(47)	(33)
Other	(5)	2

Net cash used in financing activities	(668)	(903)

Effect of exchange rate changes on cash and cash equivalents	—	(12)

Net decrease in cash and cash equivalents	(496)	(466)
Cash and cash equivalents at beginning of period	3,612	3,731

Cash and cash equivalents at end of period	$3,116	$3,265